Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of Navios South American Logistics Inc. of our report dated March 7, 2013 relating to the financial statements of Navios South American Logistics Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Price Waterhouse & Co. S.R.L.

Price Waterhouse & Co. S.R.L.
Buenos Aires, Argentina
April 9, 2013